Exhibit 99.1

HANSEN MEDICAL REPORTS FOURTH QUARTER AND FULL YEAR 2011

RESULTS

Shipped 6 Robotic Systems in Fourth Quarter

Delivered Annual Records for Both Procedures and Catheter Sales

Submitted response to FDA for the Magellan Robotic System; Anticipate

Second Quarter 2012 Clearance and Commercial Launch

MOUNTAIN VIEW, CA. – February 22, 2012 – Hansen Medical, Inc. (Nasdaq: HNSN), a global leader in flexible medical robotics and the developer of robotic technology for accurate 3D control of catheter movement, today reported recent business highlights and financial results for the fourth quarter and full year ended December 31, 2011.

2011 SUMMARY AND RECENT BUSINESS HIGHLIGHTS

•	Building Q4 Momentum: Shipped 6 Robotic Catheter Systems; sequential growth in catheter sales and procedures

•	Full-Year Results:

•

Shipped 13 Robotic Catheter Systems: 11 Sensei Systems, 1 Magellan System and 1 vascular research system (6 U.S. and 7 internationally); recognized revenue on 23 systems (8 U.S. and 15 internationally) (11 shipped in 2011, and 12 shipped prior to 2011); since commercial launch in mid-2007, shipped 110 robotic systems worldwide

•	Record 2,787 catheter sales, up 14% year-over-year

•	Record 2,498 procedures performed, up 1% year-over-year

•	Revenue of $22.1 million, up 33% compared to 2010

•	New Products: Secured CE Mark for the Magellan™ Robotic System, NorthStar™ Robotic Catheter and accessories; Lynx® Irrigated Ablation Catheter full commercial launch in Europe

•	First clinical cases of Magellan Robotic System at St Mary’s Hospital, London successfully completed; first presentation of Magellan system clinical cases at Veithsymposium™

•	Response submitted to FDA for Magellan Robotic System in February 2012; anticipate second quarter U.S. clearance and launch

•

Growing Body of Published Clinical Data in Electrophysiology (EP): Over 7,500 arrhythmia procedures performed since first commercial launch and multiple clinical studies on-going, ; Worldwide survey data of 1,728 robotic cases published; Initiated study in Europe to evaluate use of Sensei system in ventricular tachycardia

•

Secured agreements with Philips to provide non-robotic rights to Fiber Optic Shape Sensing and Localization (FOSSL) technology and to amend our Joint Development Agreement: Received upfront payment of $29 million, and will be eligible to receive up to an additional $78 million in future payments associated with the successful commercialization by Philips or its collaborators of products containing FOSSL technology

•	Strengthened Leadership Team: New CFO, General Counsel, and Vice President for North America Sales Operations

•	Strengthened intellectual property portfolio in flexible robotics with 22 new U.S. patents issued and 27 new U.S. patents applications filed

•

New Geographies: Sensei Robotic System and Artisan Control Catheter approved by Health Canada for commercial release; filed for Magellan approval in Canada; received regulatory approval of Magellan in Australia.

•	Fourth Quarter Financial Summary:

•	Shipped 6 Robotic Catheter Systems: 4 Sensei Systems, 1 Magellan System, 1 vascular research system (3 U.S. and 3 internationally); recognized revenue on 8 systems (2 U.S. and 6 internationally)

•	Record 714 catheter sales, up 2% sequentially and 7% over fourth quarter 2010

•	633 procedures performed, up 6% sequentially and 2% fewer than fourth quarter 2010

•	Revenue of $6.2 million, up 15% sequentially and 78% over fourth quarter 2010

•	Strengthened balance sheet and cash position: Cash, cash equivalents and short-term investments of $52.2 million at year-end.

“2011 was an exceptional year for Hansen Medical, as the momentum in our business continued to grow and we delivered on a number of key value drivers which will help us grow in 2012 and beyond,” said Bruce Barclay, president and chief executive officer of Hansen Medical. “In support of the strategic growth initiatives, we grew our EP business through new products, additional clinical data and improved execution, initiated our new business in vascular with the launch of our new Magellan Robotic System in Europe and with the expected launch of that product in the US, improved our operational excellence, expanded our intellectual property portfolio, and appointed talented industry executives to execute on our strategic initiatives.

Mr. Barclay further noted that “our results in the fourth quarter demonstrate the growing momentum of our electrophysiology business with the shipment of four Sensei Robotic Systems, record catheter sales in the quarter, and sequential quarterly and full year over year procedure growth. We are beginning the new year with positive momentum and a stronger year-end balance sheet than we’ve had in years. We are excited about the approaching commercial launch of our Magellan system in the U.S. which we expect will accelerate market adoption of flexible robotics and expand our customer base.”

2011 Fourth Quarter Financial Results

Total revenue for the fourth quarter ended December 31, 2011 was $6.2 million compared to revenue of $3.5 million in the same period in 2010, an increase of 78 percent. During the fourth quarter, the Company recognized revenue on eight robotic systems as well as shipment of a record 714 catheters. Estimated procedures performed by our customers in the period with Company products were 633 worldwide. The Company shipped a total of six robotic systems (four Sensei and two vascular) four of which were recognized as revenue in the quarter. Our installed base continues to grow and, in total, 110 robotic systems from Hansen Medical have been shipped worldwide since mid-2007. As of December 31, 2011, the Company had a total deferred revenue balance of $6.4 million including shipment of six robotic systems that have not been recognized as revenue.

Cost of revenues for this year’s fourth quarter was $4.5 million and included non-cash stock compensation expense of $38,000. As a result, gross profit for the quarter was $1.6 million or 26.6 percent of revenues. This compares to gross profit loss of $0.06 million and gross margin of negative 1.7 percent for the same period in 2010, which included non-cash stock compensation expense of $202,000.

Research and development expenses for the fourth quarter 2011, including non-cash stock compensation expense of $399,000, were $1.9 million, compared to $3.2 million for the same period in 2010, which included non-cash stock compensation expense of $401,000. Research and development expenses in the fourth quarter also included funded research and development credits (recorded as a reduction of expense) from our now completed work under the joint development agreement with Philips of $3.7M.

Selling, general and administrative expenses for the fourth quarter of 2011, including non-cash stock compensation expense of $714,000, were $8.6 million. This compares to $7.6 million for the same period in 2010, which included non-cash stock compensation expense of $807,000. Selling general and administrative expenses also included legal and other expenses of $700,000 related to our debt and equity financings in the quarter.

Net loss for the fourth quarter 2011, including total non-cash stock compensation expense of $1.2 million, was $9.5 million, or $0.16 loss per share, based on average shares outstanding of 57.9 million shares. This compares favorably with a net loss for the fourth quarter of 2010, including non-cash stock compensation expense of $1.4 million, of $11.0 million, or $0.20 loss per share, based on average shares outstanding of 53.8 million shares.

Cash, cash equivalents and short-term investments as of December 31, 2011 were $52.2 million, compared to $28.0 million as of December 31, 2010.

2011 Full-Year Financial Results

Total revenue for the year ended December 31, 2011 was $22.1 million, compared to $16.6 million for 2010, an increase of 33%. In 2011 the company shipped 13 Robotic Catheter Systems, recorded revenue on 23 systems, sold a record 2,787 catheters, and physicians performed a record 2,498 estimated procedures. These results compare to 2010 shipments of 16 Sensei Robotic Catheter Systems, revenue on 12 systems, catheter sales of 2,439 and estimated procedures performed by physicians of 2,478.

Total operating expenses for 2011 of $43.6 million included $10.6 million of funded research and development credits from the Philips agreement. 2010 operating expenses of $36.9 million included a gain on settlement of litigation of $10.0 million and funded research and development credits from the Philips agreement of $3.4 million.

The Company’s net loss for 2011, including non-cash stock compensation expense of $6.7 million, and a gain on the sale of intellectual property of $23.0 million, was $16.7 million, or $0.30 loss per basic and diluted share, based on average basic and diluted shares outstanding of 55.4 million. The Company’s net loss in 2010, including non-cash stock compensation of $5.0 million, and a gain on the settlement of litigation of $10.0 million was $37.9 million, or $0.78 loss per basic and diluted share, based on average basic and diluted shares outstanding of 48.9 million.

Full Year 2012 Outlook

The Company will continue to focus on its three strategic initiatives of growing the EP business, launching the Magellan Robotic system, and achieving operational excellence. While the Company anticipates growth in total robotic system shipments in 2012 compared to 2011, given the uncertainty of timing of those shipments, the Company is not in a position to provide specific financial guidance. Gross margins are expected to improve over 2011 levels based on our volume assumptions from product sales. Operating expense levels are expected to increase moderately, as the company has taken steps to offset a majority of the funded research and development credits recorded in 2011. The Company expects to receive FDA clearance in the U.S. for the Magellan Robotic System in the second quarter of 2012, and the company’s year-end cash position of $52.2 million is expected to be sufficient to fund the Company’s operations at least through the initial commercialization of Magellan.

“We are encouraged by our many accomplishments in 2011, and we are now well positioned for a strong 2012. We enter the year with a strong cash position, a talented and seasoned executive team, and a clear strategic path focused on long-term value creation. In 2012 we will continue to establish a unique and differentiated value proposition of flexible robotics for patients, physicians, hospitals and payers,” concluded Barclay.

Hansen Medical Conference Call

Company management will hold a conference call to discuss its 2012 fourth quarter results today, February 22, 2012, at 2:00 p.m. Pacific (5:00 p.m. Eastern). Investors are invited to listen to the call live via the Internet using the link available within the “Investor Relations” section of Hansen Medical’s website at www.hansenmedical.com. Additionally, participants can dial into the live conference call by calling 877-941-8416 or 480-629-9808. An audio replay of the webcast will be available approximately one hour after the completion of the conference call through February 29, 2012, by calling 877-870-5176 or 858-384-5517, and entering access code 4512361.

About Hansen Medical, Inc.

Hansen Medical, Inc., based in Mountain View, California, develops products and technology using robotics for the accurate positioning, manipulation and control of catheters and catheter-based technologies. The Company’s Sensei® X Robotic Catheter System and Artisan Control Catheter were cleared by the U.S. Food and Drug Administration for manipulation and control of certain mapping catheters in electrophysiology (EP) procedures. This robotic catheter system is compatible with fluoroscopy, ultrasound, 3D surface map and patient electrocardiogram data. In the United States, the Sensei System is not approved for use in guiding ablation procedures; this use remains experimental. The U.S. product labeling therefore provides that the safety and effectiveness of the Sensei X System and Artisan Control Catheter for use with cardiac ablation catheters in the treatment of cardiac arrhythmias, including atrial fibrillation (AF), have not been established. In the European Union, the Sensei X System and Artisan Control Catheter are cleared for use during EP procedures, such as guiding catheters in the treatment of AF, and the Lynx® Robotic Ablation Catheter is cleared for the treatment of AF. The Company’s Magellan(TM) Robotic System, NorthStar(TM) Robotic Catheter and related accessories, which are intended to facilitate navigation to anatomical targets in the peripheral vasculature and subsequently provide a conduit for manual placement of therapeutic devices, have undergone conformity assessment and CE marking and are commercially available in the European Union. In the U.S., the Magellan(TM) Robotic System, the NorthStar(TM) Robotic Catheter and accessories are the subject of a current filing with the FDA and are not commercially available. Additional information can be found at www.hansenmedical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements relating to goals, plans, expectations, objectives, milestones and future events. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “plan,” “expects,” “potential,” “believes,” “goal,” “estimate,” “anticipates”, and similar words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances and other factors that may cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Examples of such statements include statements about the potential timing of FDA clearance of our Magellan™ Robotic System in the US, the potential benefits of our Magellan Robotic System on the vascular procedures and the timing of commercializing our Magellan Robotic System, and anticipated growth in the adoption of the Sensei platform for electrophysiology procedures. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: engineering, regulatory and sales challenges in developing new products and entering new markets; potential safety and regulatory issues that could slow or suspend our sales; the uncertain timelines, costs and results of pre-clinical and clinical trials; the rate of adoption of our systems and the rate of use of our catheters; the scope and validity of intellectual property rights applicable to our products; competition from other companies; our ability to recruit and retain key personnel; our ability to maintain our remedial actions over previously reported material weaknesses in internal controls over financial reporting; the effect of credit, financial and economic conditions on capital spending by our potential customers; our ability to manage expenses and obtain additional financing; and other risks more fully described in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed with the SEC on November 7, 2011 and the risks discussed in our other reports filed with the SEC. Given these uncertainties, you should not place undue reliance on the forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Hansen Medical, Heart Design (Logo), Hansen Medical (with Heart Design), and Sensei are registered trademarks of Hansen Medical, Inc. in the United States and other countries.

Investor Contacts:	FTI Consulting, Inc.
Peter J. Mariani	Sharrifah Al-Salem, CFA
Chief Financial Officer	415.293.4414
Hansen Medical, Inc.	sharrifah.al-salem@fticonsulting.com
650.404.5800

John Capodanno
212.850.5705
John.capodanno@fticonsulting.com

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HANSEN MEDICAL

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Revenues	$6,170	$3,474	$22,129	$16,634
Cost of revenues	4,526	3,533	17,211	14,736

Gross profit	1,644	(59)	4,918	1,898

Operating expenses:
Research and development	1,898	3,154	12,156	18,170
Selling, general and administrative	8,612	7,585	31,428	28,736
Gain on settlement of litigation	—	—	—	(10,003)

Total operating expenses	10,510	10,739	43,584	36,903
Gain on sale of intellectual property	—	—	23,000

Loss from operations	(8,866)	(10,798)	(15,666)	(35,005)
Other income (expense), net	(620)	(194)	(1,046)	(2,890)

Net loss	$(9,486)	$(10,992)	$(16,712)	$(37,895)

Basic and diluted net loss per share	$(0.16)	$(0.20)	$(0.30)	$(0.78)

Shares used to compute basic and diluted net loss per share	57,881	53,832	55,362	48,881

HANSEN MEDICAL

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2011	December 31, 2010
Assets
Cash, cash equivalents and short-term investments	$52,210	$28,033
Accounts receivable	5,493	4,207
Inventories, net	6,617	6,232
Deferred cost of revenues	1,573	3,277
Prepaids and other current assets	1,829	1,796
Property and equipment, net	8,300	10,145
Note receivable	—	3,818
Other assets	737	436

Total assets	$76,759	$57,944

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$2,944	$3,157
Deferred revenues	6,438	11,637
Debt	29,147	6,238
Other liabilities	4,749	6,140

Total liabilities	43,278	27,175

Stockholders’ equity	33,481	30,772

Total Liabilities and Stockholders’ Equity	$76,759	$57,944

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